Exhibit 99.1
BRINKER INTERNATIONAL REPORTS THIRD QUARTER OF FISCAL 2026 RESULTS AND UPDATES FISCAL 2026 GUIDANCE
DALLAS (April 29, 2026) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the third quarter ended March 25, 2026.
Third Quarter Fiscal 2026 Financial Highlights
“Chili’s delivered its 20th consecutive quarter of same-store sales growth, up 4%, lapping a 31% increase a year ago,” said Kevin Hochman, President and CEO of Brinker International. “Guest demand remained strong in the quarter, recovering quickly after significant weather headwinds in January, driven by continuous improvements in food, service, and atmosphere, along with unmatched everyday value.”
Company sales were $1,455.5 million in the third quarter of fiscal 2026 compared to $1,413.0 million in the third quarter of fiscal 2025. Company comparable restaurant sales increased 3.3% in the third quarter of fiscal 2026, including 4.0% for Chili’s. Chili’s comparable restaurant sales for February and March both increased 5.9% with positive traffic, reflecting the underlying strength and momentum of the business. In contrast, Chili’s January comparable restaurant sales of 0.6% were adversely impacted by Winter Storm Fern and one fewer operating day resulting from a holiday shift.
Chili’s continued strong performance is driven by a disciplined strategy focused on improving the fundamentals of food, service, and atmosphere, supported by ongoing menu innovation, everyday value, and attention‑capturing media and advertising that reinforce the Company’s value proposition, drive trial among new guests, and strengthen loyalty. During the quarter, the Company utilized operational cash flow to pay the outstanding amount on the company’s revolver and repurchased $108.0 million of the Company’s common stock.
Financial results for the third quarter of fiscal 2026 and fiscal 2025 were as follows (in millions, except per share amounts and percentages):

	Third Quarter
	2026	2025	Variance
Company sales	$1,455.5	$1,413.0	$42.5
Total revenues	$1,470.2	$1,425.1	$45.1

Operating income	$166.6	$156.9	$9.7
Operating income as a % of Total revenues	11.3%	11.0%	0.3%
Restaurant operating margin, non-GAAP(1)	$267.4	$266.8	$0.6
Restaurant operating margin as a % of Company sales, non-GAAP(1)	18.4%	18.9%	(0.5)%
Net income	$127.9	$119.1	$8.8
Adjusted EBITDA, non-GAAP(1)	$223.7	$220.6	$3.1

Net income per diluted share	$2.87	$2.56	$0.31
Net income per diluted share, excluding special items, non-GAAP(1)	$2.90	$2.66	$0.24
Comparable Restaurant Sales(2)

Q3:26 vs 25
Brinker	3.3%
Chili’s	4.0%
Maggiano’s	(4.6)%

(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Updates to Full Year Fiscal 2026 Guidance
We are providing the following updated select financial guidance for fiscal 2026:

	Updated Fiscal 2026 Guidance	Previous Fiscal 2026 Guidance
Total revenues	$5.78 billion - $5.82 billion	$5.76 billion - $5.83 billion
Net income per diluted share, excluding special items, non-GAAP	$10.60 - $10.85	$10.45 - $10.85
Capital expenditures	$240.0 million - $250.0 million	$250.0 million - $260.0 million
Diluted weighted average shares	44.7 million - 45.0 million	44.7 million - 45.2 million
The risks outlined in the Forward-Looking Statements paragraph of this press release, among other risks, could cause actual results to differ materially from forecasted results. We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Third Quarter of Fiscal 2026 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended March 25, 2026 and March 26, 2025:

	Chili’s			Maggiano’s
	Third Quarter		Variance	Third Quarter		Variance
	2026	2025		2026	2025
Company sales	$1,348.1	$1,292.2	$55.9	$107.4	$120.8	$(13.4)
Franchise revenues	14.5	11.9	2.6	0.2	0.2	—
Total revenues	$1,362.6	$1,304.1	$58.5	$107.6	$121.0	$(13.4)

Company restaurant expenses(1)	$1,090.6	$1,042.1	$48.5	$97.1	$103.5	$(6.4)
Company restaurant expenses as a % of Company sales	80.9%	80.6%	0.3%	90.4%	85.7%	4.7%

Operating income - GAAP	$209.4	$197.7	$11.7	$4.6	$10.7	$(6.1)
Operating income (loss) as a % of Total revenues	15.4%	15.2%	0.2%	4.3%	8.8%	(4.5)%

Restaurant operating margin, non-GAAP(2)	$257.5	$250.1	$7.4	$10.3	$17.3	$(7.0)
Restaurant operating margin as a % of Company sales, non-GAAP(2)	19.1%	19.4%	(0.3)%	9.6%	14.3%	(4.7)%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.

Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by menu pricing, partially offset by lower traffic.
•Chili’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to unfavorable commodity costs and menu item mix, higher manager salaries, repairs and maintenance, delivery fees and to-go supplies, and other restaurant expenses partially offset by sales leverage.
•Chili’s franchisees generated sales of approximately $274.1 million for the third quarter of fiscal 2026 compared to $237.4 million for the third quarter of fiscal 2025.
Maggiano’s
•Maggiano’s Company sales decreased primarily due to unfavorable comparable restaurant sales and unfavorable impact of restaurant closures. Unfavorable comparable restaurant sales were driven by lower traffic, partially offset by menu pricing.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to sales deleverage, unfavorable menu item mix and commodity costs, higher delivery fees and to-go supplies, and other restaurant expenses, partially offset by lower hourly labor, manager bonus, and worker’s compensation and general liability insurance.
Corporate
•On a GAAP basis, the effective income tax rate was 18.4% in the third quarter of fiscal 2026. The effective income tax rate is lower than the statutory rate of 21.0% primarily due to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was an expense of 18.7% in the third quarter of fiscal 2026.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Brinker Investor Relations page. The call will be broadcast live today, April 29, 2026 at 8 a.m. CDT:
https://investors.brinker.com/events-and-presentations/
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the third quarter of fiscal 2026 filing on or before May 4, 2026
•Earnings release call for the fourth quarter of fiscal 2026 on August 12, 2026
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.

About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States, 28 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of current and potential tariffs and trade barriers; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; our pursuit of or failure to comply with new environmental and sustainability requirements; our pursuit of or failure to achieve any goals, targets or objectives with respect to sustainability matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 25, 2026	March 26, 2025	March 25, 2026	March 26, 2025
Revenues
Company sales	$1,455.5	$1,413.0	$4,229.7	$3,886.4
Franchise revenues	14.7	12.1	41.9	35.9
Total revenues	1,470.2	1,425.1	4,271.6	3,922.3
Operating costs and expenses
Food and beverage costs	373.1	353.1	1,088.2	981.3
Restaurant labor	456.4	452.2	1,333.8	1,250.6
Restaurant expenses	358.6	340.9	1,054.7	979.2
Depreciation and amortization	55.0	54.7	163.2	148.7
General and administrative	58.4	58.3	175.3	163.2
Other (gains) and charges(1)	2.1	9.0	3.5	30.0
Total operating costs and expenses	1,303.6	1,268.2	3,818.7	3,553.0
Operating income	166.6	156.9	452.9	369.3
Interest expenses	10.1	13.2	31.3	42.2
Other income, net	(0.2)	(0.1)	(0.8)	(0.7)
Income before income taxes	156.7	143.8	422.4	327.8
Provision for income taxes	28.8	24.7	66.5	51.7
Net income	$127.9	$119.1	$355.9	$276.1

Basic net income per share	$2.96	$2.68	$8.09	$6.19

Diluted net income per share	$2.87	$2.56	$7.90	$5.96

Basic weighted average shares outstanding	43.2	44.4	44.0	44.6

Diluted weighted average shares outstanding	44.5	46.4	45.1	46.4

Other comprehensive income (loss)
Foreign currency translation adjustment	$(0.1)	$0.1	$(0.1)	$(0.3)
Comprehensive income	$127.8	$119.2	$355.8	$275.8
(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited):

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 25, 2026	March 26, 2025	March 25, 2026	March 26, 2025
Litigation & claims, net	$0.9	$2.5	$2.4	$11.1
Loss from natural disasters, net (of insurance recoveries)	0.3	—	(2.0)	0.7
Restaurant closure asset write-offs and charges	0.1	0.8	2.2	2.3
Enterprise system implementation costs	—	2.4	—	12.0
Severance and other benefit charges	—	2.0	1.7	2.3
Lease contingencies	—	1.5	—	1.5
Lease modification gain, net	(0.1)	(0.2)	(2.6)	(1.2)
Other	0.9	—	1.8	1.3
Total other (gains) and charges	$2.1	$9.0	$3.5	$30.0

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 25, 2026	June 25, 2025
ASSETS
Total current assets	$270.5	$207.0
Net property and equipment	966.4	952.7
Operating lease assets	1,193.3	1,149.1
Deferred income taxes, net	76.9	101.4
Other assets	265.2	268.4
Total assets	$2,772.3	$2,678.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$681.4	$675.6
Long-term debt and finance leases, less current installments	424.4	426.0
Long-term operating lease liabilities, less current portion	1,182.8	1,135.3
Other liabilities	77.7	70.8
Total shareholders’ equity	406.0	370.9
Total liabilities and shareholders' equity	$2,772.3	$2,678.6

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirty-Nine Week Periods Ended
	March 25, 2026	March 26, 2025
Cash flows from operating activities
Net income	$355.9	$276.1
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	163.2	148.7
Stock-based compensation	24.0	23.1
Deferred income taxes, net	24.5	12.6
Non-cash other (gains) and charges	6.7	11.6
Net loss on disposal of assets	6.5	8.6
Other	1.4	1.9
Changes in assets and liabilities	(10.4)	10.4
Net cash provided by operating activities	571.8	493.0
Cash flows from investing activities
Payments for property and equipment	(173.5)	(185.4)
Proceeds from sale of assets	0.3	—
Insurance recoveries	0.5	—
Net cash used in investing activities	(172.7)	(185.4)
Cash flows from financing activities
Borrowings on revolving credit facility	650.0	670.0
Payments on revolving credit facility	(650.0)	(580.0)
Payments on long-term debt	(18.1)	(366.3)
Purchases of treasury stock	(343.4)	(86.3)
Proceeds from issuance of treasury stock	0.6	8.0
Payments for debt issuance costs	—	(0.1)
Net cash used in financing activities	(360.9)	(354.7)
Net change in cash and cash equivalents	38.2	(47.1)
Cash and cash equivalents at beginning of period	18.9	64.6
Cash and cash equivalents at end of period	$57.1	$17.5

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2026 New Openings
	Total Restaurants Open at March 25, 2026	Total Restaurants Open at March 26, 2025	Third Quarter Openings	Fiscal Year Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,110	1,109	2	5	6
Chili’s international	4	4	—	—	—
Maggiano’s domestic	48	50	—	—	—
Total Company-owned	1,162	1,163	2	5	6
Franchise restaurants
Chili’s domestic	100	99	3	3	3
Chili’s international	367	361	7	17	24-27
Maggiano’s domestic	3	3	—	—	—
Total franchise	470	463	10	20	27-30
Total Company-owned and franchise
Chili’s domestic	1,210	1,208	5	8	9
Chili’s international	371	365	7	17	24-27
Maggiano’s domestic	51	53	—	—	—
Total	1,632	1,626	12	25	33-36
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	Q3:26 vs 25	Q3:25 vs 24	Q3:26 vs 25	Q3:25 vs 24	Q3:26 vs 25	Q3:25 vs 24	Q3:26 vs 25	Q3:25 vs 24
Company-owned	3.3%	28.2%	4.7%	4.6%	0.6%	5.9%	(2.0)%	17.7%
Chili’s	4.0%	31.6%	4.6%	4.4%	0.6%	6.3%	(1.2)%	20.9%
Maggiano’s	(4.6)%	0.4%	5.2%	7.3%	0.6%	1.3%	(10.4)%	(8.2)%
Franchise(3)	5.7%	12.8%
U.S.	5.6%	24.1%
International	5.7%	5.8%
Chili’s domestic(4)	4.1%	31.1%
System-wide(5)	3.6%	25.9%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.

(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Q3 26	EPS Q3 26	Q3 25	EPS Q3 25
Net income, GAAP	$127.9	$2.87	$119.1	$2.56
Special items - Other (gains) and charges(1)	2.1	0.05	9.0	0.19
Income tax effect related to special items(2)	(0.6)	(0.01)	(2.3)	(0.05)
Special items, net of taxes	1.5	0.04	6.7	0.14
Adjustment for special tax items(3)	(0.4)	(0.01)	(2.5)	(0.04)
Net income, excluding special items, non-GAAP	$129.0	$2.90	$123.3	$2.66
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
(3)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q3 26	Q3 25	Q3 26	Q3 25	Q3 26	Q3 25
Operating income - GAAP	$209.4	$197.7	$4.6	$10.7	$166.6	$156.9
Operating income as a % of Total revenues	15.4%	15.2%	4.3%	8.8%	11.3%	11.0%

Operating income - GAAP	$209.4	$197.7	$4.6	$10.7	$166.6	$156.9
Less: Franchise revenues	(14.5)	(11.9)	(0.2)	(0.2)	(14.7)	(12.1)
Plus: Depreciation and amortization	47.6	48.9	4.6	3.5	55.0	54.7
General and administrative	13.2	12.7	1.3	2.5	58.4	58.3
Other (gains) and charges	1.8	2.7	—	0.8	2.1	9.0
Restaurant operating margin, non-GAAP	$257.5	$250.1	$10.3	$17.3	$267.4	$266.8
Restaurant operating margin as a % of Company sales, non-GAAP	19.1%	19.4%	9.6%	14.3%	18.4%	18.9%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Quarter		Year-to-Date
	Q3 26	Q3 25	Q3 26	Q3 25
Net income - GAAP	$127.9	$119.1	$355.9	$276.1
Provision for income taxes	28.8	24.7	66.5	51.7
Other income, net	(0.2)	(0.1)	(0.8)	(0.7)
Interest expenses	10.1	13.2	31.3	42.2
Depreciation and amortization	55.0	54.7	163.2	148.7
Other (gains) and charges	2.1	9.0	3.5	30.0
Adjusted EBITDA, non-GAAP	$223.7	$220.6	$619.6	$548.0

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019